Exhibit 10.3
Executive Officer Bonus Arrangements
Robert Andersen, Chief Financial Officer, and Timothy Chu, Vice President, General Counsel and Secretary, each are entitled to receive a guaranteed minimum quarterly bonus in the amount of $25,000 per quarter during fiscal year 2010.